SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  May 19, 2004 (May 14, 2004)


                            ONLINE POWER SUPPLY, INC.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

           Nevada                       00-29669                 84-1176494
----------------------------      ---------------------      -------------------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                      Identification No.)



     8100 South Akron Street, Suite 308
     Englewood, Colorado 80112                                    80112
-------------------------------------------------------      -------------------
    (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (303) 741-5641


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.


         See Attached News Release.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ONLINE POWER SUPPLY, INC.


Dated: May 19, 2004                         By:    /s/  Gary A. Young
                                                 -------------------------------
                                                 GARY A. YOUNG,
                                                 Chief Executive Officer







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



May 17, 2004                                                            OTC-OPWR


             OPS FILES PETITION FOR RELIEF IN U.S. BANKRUPTCY COURT

CENTENNIAL, COLO. _ OPS-OnLine Power Supply, Inc. (OTC-OPWR), announced today that on May 14, 2004, the company filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code.

Copies of all pleadings can be obtained through the U.S. Bankruptcy Court for the District of Colorado.

A motion to Approve Debtor in Possession (DIP) financing has been filed with the court. As part of that motion, OPS has requested authority to borrow up to $125,000.00 from Saturn Electronics & Engineering, Inc. to provide operating capital during the pendency of the Chapter 11.

OPS and Saturn have also proposed to enter into an asset purchase agreement. The agreement calls for Saturn, subject to Bankruptcy Court approval, to purchase substantially all of OPS' assets for $400,000. That amount includes a credit for the outstanding balance due to Saturn for the DIP financing. The Saturn offer is also subject to higher and better offers which will be entertained at an auction which is expected to occur in August 2004. This proposed sale and the auction procedures and dates for the sale are the subject of other motions which have been filed with the Bankruptcy Court. Parties interested in purchasing OPS's assets should contact the company for more information.

OPS holds a U.S patent for the process of producing AC to DC power supplies that provide efficiencies of up to 97 percent, extended operating temperature ranges and above average power densities, all with no magnetic thermal deration. This innovation is called Distributed Power Magnetics (DPM) and is the first significant breakthrough in power supply technology in over 23 years. The sophisticated DPM products also boast impressive MTBF statistics, all in the lightest and smallest footprint available for their particular configurations. Benefited industries include telecommunications, data communications, networking and industrial. For additional information, visit www.powersupply.com, or call 1-800-445-4824.


                                       ###

CONTACT:
John Wasserman, Esq.
Sender & Wasserman, P.C.
Email: jwass@sendwass.com
Tel: 303-296-1999





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